UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2015

AMERICAN AIRLINES GROUP INC.

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd., Fort Worth, Texas	76155
4333 Amon Carter Blvd., Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code:

(817) 963-1234

(817) 963-1234

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2015, American Airlines Group Inc., a Delaware corporation (the “Company” or “AAG”), completed its previously announced offering of $500 million aggregate principal amount of 4.625% Senior Notes due 2020 (the “Notes”). The obligations of AAG under the Notes are fully and unconditionally guaranteed by its direct wholly-owned subsidiaries, American Airlines, Inc. and US Airways Group, Inc., and its indirect wholly-owned subsidiary, US Airways, Inc. (collectively, the “Guarantors”). The Notes were issued pursuant to an indenture, dated as of March 5, 2015 (the “Indenture”), by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws of any jurisdiction and the Notes do not have the benefit of any exchange offer or other registration rights. The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on, Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act.

Interest on the Notes is payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2015. The Notes will mature on March 1, 2020.

The Notes are AAG’s senior unsecured obligations and the note guarantees are senior unsecured obligations of the applicable Guarantor. The Notes and the note guarantees rank pari passu in right of payment with AAG’s and each Guarantor’s respective existing and future senior indebtedness and senior in right of payment to AAG’s and each Guarantor’s respective future subordinated indebtedness. The Notes and the note guarantees are effectively subordinated to AAG’s and each Guarantor’s respective existing and future secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The Notes are also structurally subordinated to all existing and future indebtedness of AAG’s non-guarantor subsidiaries.

In the event of a specified change of control, each holder of Notes may require the Company to repurchase its Notes in whole or in part at a repurchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and the ability of its restricted subsidiaries to: (i) pay dividends, redeem or repurchase stock or make other distributions or restricted payments, (ii) repay subordinated indebtedness, (iii) make certain loans and investments, (iv) incur indebtedness or issue preferred stock, (v) merge, consolidate or sell assets, (vi) undergo certain change of control transactions, and (vii) designate subsidiaries as unrestricted. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

Upon the occurrence of any event of default (other than certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries), the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy or insolvency events affecting the Company or certain of its subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holder.

Copies of the Indenture and the form of the Notes are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein. The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of March 5, 2015, by and among American Airlines Group Inc., the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee.

4.2	Form of 4.625% Senior Notes due 2020 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: March 12, 2015	By:	/s/ Derek J. Kerr
Derek J. Kerr

Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: March 12, 2015	By:	/s/ Derek J. Kerr
Derek J. Kerr

Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Indenture, dated as of March 5, 2015, by and among American Airlines Group Inc., the Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee.

4.2	Form of 4.625% Senior Notes due 2020 (included as Exhibit A to the Indenture filed herewith as Exhibit 4.1).